Adamis Pharmaceuticals Corporation 8-K

Exhibit 10.5

SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE, dated as of January 11, 2010 (this “Guarantee”), made by Adamis Corporation, a Delaware corporation, Adamis Laboratories, Inc., a Delaware corporation, and Adamis Viral Therapies, Inc., a Delaware corporation (collectively and together with any other entity that may become a party hereto as provided herein, the “Guarantor”, and together with the Company (as defined below), the “Debtors”), in favor of the purchaser(s) (including such purchaser’s(s’) successors, transferees and assigns, the “Purchasers”) signatory to the Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement (“Purchase Agreement”) dated as of January 11, 2010 by and between Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”), and the Purchasers, the Company has agreed to sell and issue to the Purchasers, and the Purchasers have agreed to purchase from the Company the Company’s 10% Senior Secured Convertible Notes (the “Notes”), subject to the terms and conditions set forth therein;

WHEREAS, Guarantor is a direct or indirect Subsidiary of the Company, and as a condition to the Closing of the transactions contemplated by the Purchase Agreement, and in order to induce the Purchasers to enter into and consummate the transactions contemplated by the Purchase Agreement (including without limitation purchasing the Notes and making the loans evidenced thereby), the Company has agreed that the Guarantor would guaranty the Company’s obligations under the Notes, Purchase Agreement and other Transaction Documents  in accordance with the terms set forth in this Guaranty, the Notes, the Purchase Agreement and other Transaction Documents; and

WHEREAS, Guarantor will directly benefit from the extension of credit to the Company represented by the issuance of the Notes;

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the applicable Purchase Agreement and to carry out the transactions contemplated thereby, Guarantor hereby agrees with the Purchasers as follows:

1.           Definitions. Unless otherwise defined herein, initially capitalized terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The following terms shall have the following meanings:

“Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Obligations” means, in addition to all other costs and expenses of collection incurred by Purchasers in enforcing any of such Obligations and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, of any Debtor to the Purchasers pursuant to the Transaction Documents, including without limitation all obligations under the Purchase Agreement, the Notes, this Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Purchasers as a preference, fraudulent transfer or otherwise, as such obligations may be amended, supplemented, converted, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Obligations” shall include without limitation: (i) principal of, and interest on, the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with the Purchase Agreement, the Notes, this Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

2.           Guarantee.

(a)           Guarantee.

(i)           The Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees to the Purchasers and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.  The Guarantor’s liability under this Guarantee shall be unlimited, open and continuous for so long as this Guarantee remains in force.

(ii)          Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution set forth in Section 2(b)).

(iii)         Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchasers hereunder.

(iv)         The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full.

(v)          No payment made by the Company, the Guarantor, any other guarantor or any other Person or received or collected by the Purchasers from the Company, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Obligations or any payment received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the Obligations are paid in full.

(vi)         Notwithstanding anything to the contrary in this Guarantee, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantor is not reasonably possible (e.g. the issuance of the Company's Common Stock), the Guarantor shall only be liable for making the Purchasers whole on a monetary basis for the Company's failure to perform such Obligations in accordance with the Transaction Documents.

(b)           Right of Contribution.  Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, the Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Guarantor's right of contribution shall be subject to the terms and conditions of Section 2(c).  The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of the Guarantor to the Purchasers, and Guarantor shall remain liable to the Purchasers for the full amount guaranteed by the Guarantor hereunder.

(c)           No Subrogation.  Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Purchasers, no Guarantor shall be entitled to be subrogated to any of the rights of the Purchasers against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Purchasers for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Purchasers by the Company on account of the Obligations are paid in full.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations have not been paid in full, such amount shall be held by the Guarantor in trust for the Purchasers, segregated from other funds of the Guarantor, and shall, promptly following receipt by the Guarantor, be turned over to the Purchasers in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Purchasers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchasers may determine.

(d)           Amendments, Etc. With Respect to the Obligations.  Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Purchase Agreement, the Notes and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Purchasers shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(e)           Guarantee Absolute and Unconditional.  Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchasers upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and the Guarantor, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Guarantor waives, to the fullest extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantor with respect to the Obligations.  Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Purchase Agreement, the Notes or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchasers, (b) any defense, set-off or counterclaim (other than a defense of payment and performance in full of the Obligations) which may at any time be available to or be asserted by the Company or any other Person against the Purchasers, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of the Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Purchasers may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchasers to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchasers against the Guarantor.  For the purposes hereof, “demand” shall include without limitation the commencement and continuance of any legal proceedings.

(f)           Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchasers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(g)           Payments.  Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the Purchase Agreement.

3.           Representations and Warranties. Except as qualified by a writing delivered by the Company to the Purchasers on or prior to the execution of this Agreement, Guarantor hereby makes the following representations and warranties to the Purchasers as of the date hereof:

(a)           Organization and Qualification. The Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 1, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantor has no subsidiaries other than those identified as such on the Disclosure Schedules to the Purchase Agreement.  The Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guaranty in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantor, or (z) adversely impair in any material respect the Guarantor's ability to perform fully on a timely basis its obligations under this Guaranty (a “Material Adverse Effect”).

(b)           Authorization; Enforcement.  The Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Guaranty, and otherwise to carry out its obligations hereunder.  The execution and delivery of this Guaranty by the Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Guarantor.  This Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

(c)           No Conflicts. The execution, delivery and performance of this Guaranty by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or By-laws or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantor is subject (including federal and state securities laws and regulations), or by which any material property or asset of the Guarantor is bound or affected, except in the case of each of clauses (ii) and (iii) such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect.  The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d)           Consents and Approvals.  The Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by the Guarantor of this Guaranty.

(e)           Purchase Agreement.  The representations and warranties of the Company set forth in the Purchase Agreement as they relate to the Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to the Purchase Agreement, and the Purchasers shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this Section 3, be deemed to be a reference to the Guarantor's knowledge.

(f)           Company’s Request.  This Guarantee is executed at the Company’s request and not at the request of the Purchasers.

(g)           Obtaining Company Information.  The Guarantor has established adequate means of obtaining from the Company on a continuing basis information regarding the Company’s financial condition.

(h)           Solvency.  Except as set forth on Schedule 3.4(v) of the Disclosure Schedule, as of the date hereof and after giving effect to the transactions contemplated hereby (a) the property of the Guarantor, at a fair valuation, will exceed its debt; (b) the capital of the Guarantor will not be unreasonably small to conduct its business; (c) the Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (d) the present fair salable value of the assets of the Guarantor will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured.  For purposes of this subsection (i), “debt” means any liability on a claim, and “claim” means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

4.           Covenants.

(a)         Actions.  Guarantor covenants and agrees with the Purchasers that, from and after the date of this Guarantee until the Obligations shall have been paid in full, the Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take such action or to refrain from taking such action by the Guarantor.

(b)         Insurance.  So long as any Notes remain outstanding, the Guarantor shall have in full force and effect (a) insurance reasonably believed by the Guarantor to be adequate on all assets and activities, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Guarantor to insure.

(c)         Compliance with Laws.  So long as any Notes remain outstanding, Guarantor will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

(d)         Corporate Existence; Merger and Consolidation.  So long as any Notes remain outstanding, the Guarantor shall maintain their corporate existence.  The Guarantor shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, except to the same extent that the Company is so permitted, and in accordance with the same provisions applicable to the Company, in the Purchase Agreement or the Notes (with the assumption of obligations applying to the assumption of the obligations under this Guarantee).

(e)         Taxes.  The Guarantor shall pay, and shall cause each of its subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Guarantor or the Purchasers.

(f)         Stay, Extension and Usury Laws.  The Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Guarantee; and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any right herein granted to the Purchasers, but shall suffer and permit the execution of every such right as though no such law has been enacted.

(g)         Negative Covenants.  So long as any of the Obligations are outstanding, unless Purchasers holding at least 67% of the aggregate principal amount of the then outstanding Notes shall otherwise consent in writing, Guarantor will not directly or indirectly on or after the date of this Guarantee:

i.           other than Permitted Indebtedness (as defined in the Notes), enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

ii.          other than Permitted Liens (as defined in the Notes), enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

iii.         amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Purchasers hereunder (provided that the Merger as contemplated in the Merger Agreement in effect on the date hereof may be consummated);

iv.         repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its securities or debt obligations other than the repurchase of shares at a nominal price from current or former officers, directors or key employees of the Company pursuant to the terms of written agreements existing on the Original Issue Date of this Note;

v.          repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than regularly scheduled principal and interest payments as such terms are in effect as of the Closing Date;

vi.         pay cash dividends or distributions on any equity securities of the Guarantor;

vii.        enter into any transaction with any Affiliate of the Guarantor which would be required to be disclosed in any public filing of the Company with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the directors of the Company other than the Affiliate who is a party to the transaction (even if less than a quorum otherwise required for board approval); or

viii.       enter into any agreement with respect to any of the foregoing;

provided, however, that the Guarantor shall not be prohibited from undertaking any of the actions described above that the Company is permitted to undertake pursuant to the terms of the Purchase Agreement, Notes and any and all other agreements or other documents entered into in connection with the financings contemplated by the Purchase Agreement.

5.           Miscellaneous.

(a)           Amendments in Writing.  None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by Purchasers holding 67% of the principal amount of Notes then outstanding, provided that no amendment affecting any security interest granted in collateral by the Guarantor to the Purchasers may be effected without the prior written consent of all the Purchasers.

(b)           Notices.  All notices, requests and demands to or upon the Purchasers or the Guarantor hereunder shall be effected in the manner provided for in the Purchase Agreement, provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at its notice address set forth on Schedule 1.

(c)           No Waiver by Course of Conduct; Cumulative Remedies. The Purchasers shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Purchasers any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchasers would otherwise have on any future occasion.  The rights and remedies provided herein are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d)           Enforcement Expenses; Indemnification.

(i)           Guarantor agrees to pay, or reimburse the Purchasers for, all costs and expenses incurred in collecting against the Guarantor for amounts owed under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which the Guarantor is a party, including without limitation the reasonable fees and disbursements of counsel to the Purchasers.

(ii)          Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(iii)         Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Purchase Agreement.

(iv)         The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Purchase Agreement, the Notes and the other Transaction Documents.

(e)           Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of the Purchasers and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Purchasers.

(f)           Set-Off.  Guarantor hereby irrevocably authorizes the Purchasers at any time and from time to time while an Event of Default under any of the Transaction Documents shall have occurred and be continuing, without notice to the Guarantor or any other guarantor, any such notice being expressly waived by Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchasers to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Purchasers may elect, against and on account of the obligations and liabilities of the Guarantor to the Purchasers hereunder and claims of every nature and description of the Purchasers against the Guarantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as the Purchasers may elect, whether or not the Purchasers have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Purchasers shall notify the Guarantor in writing promptly of any such set-off and the application made by the Purchasers of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application so long as the Guarantor is not materially adversely affected by the failure to promptly deliver such notice.  The rights of the Purchasers under this Section are in addition to other rights and remedies (including without limitation other rights of set-off) which the Purchasers may have.

(g)           Counterparts.  This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by fax or PDF), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(h)           Severability.  Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)           Section Headings.  The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(j)           Integration.  This Guarantee and the other Transaction Documents represent the agreement of the Guarantor and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Purchasers relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

(k)           Governing Law.  This guarantee shall be governed by, and construed and interpreted in accordance with, the law of the state of New York without regard to any principles of conflicts of laws.

(l)           Submission to Jurisdictional; Waiver. Guarantor hereby
irrevocably and unconditionally:

(i)           submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, located in New York County, New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)         agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address referred to in Schedule 1 below or at such other address of which the Purchasers shall have been notified pursuant thereto;

(iv)         agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(m)           Acknowledgements.  Guarantor hereby acknowledges that:

(i)            it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

(ii)           the Purchasers have no fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantor, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)          no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby between the Guarantor and the Purchasers.

(n)           Release of Guarantor. Subject to Section 2, Guarantor will be released from all liability hereunder concurrently with the repayment in full of all amounts owed under the Purchase Agreement, the Notes and the other Transaction Documents.

(o)           Seniority. The Obligations of the Guarantor hereunder rank senior in priority to any other Indebtedness (as defined in the Purchase Agreement) of the Guarantor.

(p)           Waiver of Jury Trial.  GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE PURCHASERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

(q)           Security.  The Obligations and Guarantor’s obligations hereunder and under the other Transaction Documents are secured by the assets of the Guarantor pursuant to the terms of the Security Documents.

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

ADAMIS CORPORATION

By:	/s/ Dennis J. Carlo
Name:	Dennis J. Carlo
Title:	CEO

ADAMIS LABORATORIES, INC.

By:	/s/ Richard L. Aloi
Name:	Richard L. Aloi
Title:	President

ADAMIS VIRAL THERAPIES, INC.

By:	/s/ Dennis J. Carlo
Name:	Dennis J. Carlo
Title:	CEO

SCHEDULE 1

GUARANTOR

The following are the names, notice addresses, jurisdiction of organization and percentage ownership of Guarantor by the Company.

NAME	ADDRESS FOR NOTICE	JURISDICTION OF INCORPORATION	PERCENTAGE OWNED BY COMPANY
Adamis Corporation	2658 Del Mar Heights Rd., #555 Del Mar, CA 92014	Delaware	100%
Adamis Laboratories, Inc.	2658 Del Mar Heights Rd., #555 Del Mar, CA 92014	Delaware	100% (indirect—100% owned by Adamis Corporation)
Adamis Viral Therapies, Inc.	2658 Del Mar Heights Rd., #555 Del Mar, CA 92014	Delaware	100% (indirect—100% owned by Adamis Corporation)